SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                _______________________________

                            FORM 8-K

                         CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

               __________________________________


Date of Report (Date of earliest event reported): January 22, 1999
                                                  ----------------


                         SELFCARE, INC.
       (Exact name of Registrant as specified in charter)



          Delaware                 0-20871                 04-3164127
          ---------                --------                ------------
(State or other jurisdiction   (Commission file number)   (IRS employer
       of incorporation)                                  identification no.)


       200 Prospect Street, Waltham, Massachusetts 02453
       ---------------------------------------------------
      (Address of principal executive offices)  (Zip Code)

                         (781) 647-3900
                         --------------
      (Registrant's telephone number, including area code)




ITEM 5.  OTHER EVENTS
         ------------

A.  SERIES B CONVERTIBLE PREFERRED STOCK
    -------------------------------------

     On January 22, 1999, Selfcare, Inc. ("Selfcare") entered into an Agreement to Amend Terms (the "Agreement") pursuant to which the terms of the Series B Convertible Preferred Stock issued on August 26, 1997 (the "Series B Stock") are to be amended (the "Amended Shares"), subject to shareholder approval of the issuance of Series B Stock and a proposed amendment to the Certificate of Designation for the Series B Stock. The Agreement, as subsequently amended, provides that shareholder approval is to be obtained on or prior to May 20, 1999. In exchange for certain forbearances by the holders of the Series B Stock, the face amount of each such share, plus accrued dividends, will be increased by 15% and the terms of conversion will be amended as described below, if shareholder approval is obtained.

     The terms of conversion of the Amended Shares into Selfcare, Inc. common stock, par value $.001 per share, will vary depending on the passage of time and the occurrence of certain events. Until shareholder approval is obtained, the holders of the Series B Stock cannot convert any Series B Stock to the extent such conversion would exceed the holder's allocable portion of the 1,689,043 shares listed on the American Stock Exchange for conversion of Series B Stock. Until shareholder approval is obtained or the Agreement terminates, the conversion price shall be the greater of $2.00 and 95% of the average of the five lowest closing bid prices of Selfcare's common stock during the thirty trading days preceding such conversion (the "Variable Conversion Price"). From the effective date of the proposed amendment until July 20, 1999, the conversion price shall be fixed at $2.00. After July 20, 1999, the conversion price shall be the lower of $2.00 and the Variable Conversion Price. In the event the price per share rises to $3.25 or higher for any ten consecutive trading days after shareholder approval has been obtained, Selfcare may fix the conversion price at $2.00, by delivery of a written notice within five business days after the tenth trading day, effective thirty days after the delivery of such notice. Upon shareholder approval and after July 20, 1999, Selfcare may redeem Amended Shares at the face amount, plus accrued premium and any conversion default payments in the event the price of Selfcare's common stock is less than $2.00 for at least ten consecutive trading days prior to the date of such redemption.

       Selfcare intends to submit the proposed amendment to the Certificate of Designation for the Series B Stock at Selfcare's annual meeting of shareholders scheduled to be held in May, 1999. For a more complete description of the terms of the proposed changes to the Series B Stock which results in the terms of the Amended Shares, see the Agreement to Amend Terms dated January 22, 1999, attached hereto as Exhibit 4.1.


B.   CERTAIN RISK FACTORS TO BE CONSIDERED BEFORE MAKING
     INVESTMENTS IN SELFCARE SECURITIES.

     Presented below are certain factors that you should consider with respect to investing in our securities.

                          RISK FACTORS

     WITH RESPECT TO INVESTING IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW, WHICH MAY MATERIALLY IMPACT YOUR INVESTMENT IN SELFCARE OR MAY IN THE FUTURE, AND, IN SOME CASES, ALREADY DO, MATERIALLY AFFECT US AND OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS WITH RESPECT TO INVESTING IN OUR SECURITIES. THIS SECTION INCLUDES OR REFERS TO CERTAIN FORWARD-LOOKING STATEMENTS; YOU SHOULD READ THE EXPLANATION OF THE QUALIFICATIONS AND LIMITATIONS ON SUCH FORWARD-LOOKING STATEMENTS DISCUSSED ON PAGE 19.

RISK OF INADEQUATE FUNDING; FUTURE CAPITAL NEEDS

     We anticipate that during 1999 we will need to raise additional capital to help fund our operations and scheduled debt payments, through borrowing, or the issuance of debt or equity securities, or in connection with agreements which might be made with one or more collaborative partners. We are not certain that such additional financing will be available, or, if available, that it will be available on acceptable terms. If we raise additional funds by issuing equity securities, existing stockholders will be further diluted. If adequate funds are not available from such sources on satisfactory terms, we may be required to curtail significantly one or more of our research and development programs, or obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products which we would otherwise pursue on our own or to relinquish other rights or incur other obligations or liabilities.

MANAGING AND MAINTAINING GROWTH

     We are currently experiencing a period of rapid growth and expansion, due, in part, to recent acquisitions and increased sales. This growth has placed and may continue to place strains on our management, customer service and support, operations, sales and administrative personnel as well as our financial and other resources. In order to meet the needs of our existing and future customers, we have increased and will continue to increase our workforce. To do this, we need to attract, train, motivate and manage qualified employees and need to expand our operating, management, information and financial systems. This may result in a significant increase in our operating expenses. Additionally, through such acquisitions, we are expanding into new lines of business which impose additional demands. The risks involved with such acquisitions and expansion are discussed in further detail below.

Nutritional Supplement Lines Acquisition
----------------------------------------

     On February 19, 1997, we purchased from American Home Products Corporation the U.S. rights to several nutritional supplement product lines. We are also developing additional nutritional supplement products and plan to expand sales of these nutritional supplements. In order to do this, we paid and expect to continue to pay substantial marketing and promotional expenses and allowances in 1999 and in future years. We cannot guarantee that these expenditures and allowances will result in an increase or maintenance of the existing revenue levels from the nutritional supplement lines or new product lines. Furthermore, except for our existing promotional efforts with respect to the nutritional supplement lines, we have not conducted a national advertising campaign of the scope or magnitude equal to the ongoing and planned promotional efforts for the nutritional supplement lines. There is a risk that our efforts may not be successful or cost-efficient.

The Can-Am Acquisition
----------------------

     On February 18, 1998, Inverness Medical, Inc., formerly named Selfcare Consumer Products, Inc., a subsidiary of Selfcare, Inc., purchased Can-Am Care Corporation, a leading supplier of diabetes care products. We have decreased, and expect to continue to decrease, certain expenses by, among other things, eliminating duplicative management functions and combining our distribution channels with those of Can-Am. Although we believe that synergies are present between our existing distribution channels and those of Can-Am, we can not be certain that the integration of the Can-Am product line with our product lines will lead to increased overall revenue or decreased spending as a percentage of revenue, or that the integration will result in other benefits customarily pursued in a strategic acquisition. Accordingly, we may not save any money and may, in fact, incur additional costs in attempting to make these changes or in attempting to mitigate any adverse consequences of the integration.

RISKS RELATED TO NEW PRODUCT DEVELOPMENT

     Some of our products are available for commercial sale, including certain professional diagnostic products for infectious diseases, women's health products produced by third-party manufacturers, FastTakeTM diabetes care products, blood glucose strips and nutritional supplements. All of our other products are in various stages of research and development and are not generating revenue. We must develop these products and perform pre-clinical and clinical testing before we can sell these products to the public. At this stage, we cannot be certain that:

          any of the products under development will prove to be safe or effective in clinical trials;

          we will be able to obtain regulatory approval to market any of our products that are in development or contemplated;
          any of such products can be manufactured at acceptable cost and with appropriate quality; or

          any of such products, if and when approved, can be successfully marketed.

RISKS RELATED TO THE LIFESCAN ALLIANCE

     In 1995, we entered into an exclusive worldwide alliance and distribution agreement with LifeScan, Inc., a subsidiary of Johnson & Johnson. Under the terms of the alliance with LifeScan, we manufacture and LifeScan distributes FastTakeTM, our proprietary electrochemical blood glucose monitoring system for the management of diabetes. We commenced shipments of FastTakeTM in December 1997. FastTakeTM is currently the most successful product in our diabetes line of business. Our future results of operations depend to a substantial degree on LifeScan's ability to market and sell FastTakeTM. Although the FastTakeTM product appears to be gaining acceptance, we cannot assure you that the market will fully accept FastTakeTM or that any acceptance will continue. Any failure by us to produce or failure of LifeScan to market and distribute FastTakeTM successfully could have a material adverse effect on our business, financial condition and results of operations.

DEPENDENCE UPON KEY PERSONNEL

     Our future success is highly dependent on the services of Ron Zwanziger, the Chairman, President and Chief Executive Officer, and certain other members of management. Due to the specialized scientific nature of our business, our future success depends in large part upon our ability to attract and retain highly skilled scientific, managerial and marketing personnel, particularly as we continue to develop and expand our activities. We face significant competition for such personnel from other companies, research and academic institutions, government entities and other organizations. We cannot be certain that we will be able to hire or retain the personnel we require for continued growth. The loss of Mr. Zwanziger or one or more of the management or scientific employees could have a negative impact upon our ability to manage and operate effectively.

DEPENDENCE ON PATENTS AND PROPRIETARY TECHNOLOGY; TRADEMARKS

     Obtaining patent and trade secret protection for new technologies, products and processes is important in the medical products and diagnostic testing industries. Our success depends, in part, on our ability to obtain patent protection for our products and manufacturing processes, to preserve our trade secrets and to operate without infringing the proprietary rights of others.

Patents and Trademarks
----------------------

     We hold certain patent rights, have certain patent applications pending, and expect to seek additional patents in the future. However, we cannot be certain that we will be successful or timely in obtaining any such patents. The patent position of medical products and diagnostic testing companies is often highly uncertain and usually involves complex legal and factual questions. Furthermore, the U.S. Patent and Trademark Office has not set forth a consistent policy regarding the breadth of claims covered in medical products patents. Therefore, we cannot be certain that any issued patents will provide adequate protection for our products. If such patents are limited in scope, our competitors may be able to design around such patents.

     In the medical products industry, including the diagnostic testing industry, there is extensive litigation regarding patents, licenses and other intellectual property rights. We periodically incur, and will likely continue to incur, costs related to defending potential infringement claims or asserting such claims against others. To determine the priority of inventions, we may also have to participate in interference proceedings to determine the scope of patents issued by the Patent and Trademark Office which could also result in substantial costs.

     In April of 1998, Abbott Laboratories, Inc. filed a lawsuit against us and Princeton BioMeditech Corporation which manufactures our pregnancy detection and ovulation prediction products. Abbott alleges that these products infringe a patent under which Abbott claims to have exclusive rights. In October, 1998, Abbott filed a lawsuit against us alleging that our glucose monitoring system, FastTakeTM, infringes upon a patent held by Abbott. Although we believe that the pregnancy detection and ovulation prediction products and FastTakeTM do not infringe upon these patents, we have already incurred and may continue to incur substantial costs in defending against Abbott's claims. Furthermore, under the distribution agreement with LifeScan, we agreed to indemnify LifeScan for any damage, including expenses incurred by it, resulting from any claims that FastTakeTM infringes any patents. For a more in-depth discussion of this litigation, see the section entitled "Litigation".

Licensing of Technology
-----------------------

     We may be required to obtain licenses to patents or other proprietary rights of third parties to market their products. We do not know if we will be able to obtain licenses under any such patents or proprietary rights on acceptable terms, if at all. If we do not obtain necessary licenses, we could encounter delays in product introductions while attempting to design products that do not infringe on the patents or other rights which we are unable to license, or we may be unable to develop, manufacture or sell such products in certain countries or at all.

Other Proprietary Technology
----------------------------

     We seek to protect proprietary technology, including technology that may not be patented, or patentable, in part through confidentiality agreements and, if applicable, inventors rights agreements with collaborators, advisors, employees and consultants. If the parties breach these agreements, we may not have adequate remedies for any such breach. Although we take actions to prevent the disclosure of confidential information, we cannot be certain that our trade secrets will not otherwise be revealed to, or discovered by, competitors. Moreover, we may from time to time conduct research through academic advisors and collaborators who may be prohibited by their academic institutions from entering into confidentiality or inventor's rights agreements.

COMPETITION; RISK OF TECHNOLOGICAL OBSOLESCENCE

Self-Test Products
------------------

     The medical products industry, including the diagnostic testing industry, is rapidly evolving and developments are expected to continue at a rapid pace. Competition in this industry is intense and expected to increase as new products and technologies become available and new competitors enter the market. Our competitors in the United States and abroad are numerous and include, among others, diagnostic testing and medical products companies, universities and other research institutions. Our future success depends upon our maintaining a competitive position in the development of products and technologies in our areas of focus. Competitors may be more successful in:

          developing technologies and products that are more effective than our products or that render our technologies or products obsolete or noncompetitive;

          obtaining patent protection or other intellectual property rights that would prevent us from developing our potential products; or

          obtaining regulatory approval for the commercialization of their products more rapidly or effectively than we are able to do so.

Many of our existing or potential competitors have or may have substantially greater research and development capabilities, clinical, manufacturing, regulatory and marketing experience and financial and managerial resources.

     We are seeking to develop and market generic test strips which are compatible with other manufacturers' electrochemical blood glucose monitoring systems including ExcelTM, which is compatible with the ExacTechTM system sold by MediSense, Inc. Others may attempt to enter this market with similar products or the manufacturers of the systems with which such test strips are compatible may lower their own test strip prices. This would reduce or eliminate our competitive price advantage.

     Additionally, several of our competitors are attempting to develop noninvasive blood glucose monitoring technology. Noninvasive blood glucose monitoring involves methods for measuring blood glucose levels without the need to draw blood and, in certain proposed configurations, without the need to utilize disposable components, such as test strips. We believe that manufacturers are pursuing a number of different technological approaches to noninvasive blood glucose monitoring, including near-infrared spectroscopy, which involves shining a beam of near-infrared light to penetrate the skin and determine the amount of glucose in the blood, and reverse iontophoresis, which utilizes a "patch" system to extract glucose through the skin for measurement by an external meter. In addition, several manufacturers are pursuing minimally invasive approaches to blood glucose monitoring, such as using a fine needle to withdraw a small sample of interstitial fluid which is analyzed by use of mid-infrared spectroscopy. The successful development and introduction of any such products could reduce the demand for meters and test trips such as FastTakeTM and ExcelTM.

Nutritional Supplements
-----------------------

     The market for the sale of vitamins and nutritional supplements is highly competitive. This competition is based principally upon price, quality of products, customer service and marketing support. There are numerous companies in the vitamin and nutritional supplement industry selling products to retailers such as mass merchandisers, drug store chains, independent drug stores, supermarkets and health food stores. As most of these companies are privately held, we are unable to obtain the information necessary to assess precisely the size and success of these competitors. However, we believe that a number of our competitors, particularly manufacturers of nationally advertised brand name products, are substantially larger than we are and have greater financial resources.

EFFECT OF ADVERSE PUBLICITY; SCIENTIFIC RESEARCH

     Our nutritional supplement lines contain vitamins, minerals, herbs and other ingredients that we generally regard as safe when taken as directed. Various scientific studies have suggested such vitamins, minerals and herbs may offer certain health benefits. However, the success of such products is highly dependent upon consumers' perception of safety and quality of the nutritional supplement lines as well as similar products distributed by competitors.

     We believe that the recent growth of the nutritional supplements market is based, in part, on recent scientific research suggesting potential health benefits from regular consumption of certain vitamins and other nutritional products and the attention focused on such benefits by the media. The scientific research to date is preliminary and therefore it is possible that future scientific results could be unfavorable or inconsistent and media attention could be unfavorable. This could result in a significant decline in sales of the nutritional supplement products.

COMPREHENSIVE GOVERNMENT REGULATION

Self-Test Products
------------------

     Our research, development and clinical programs, and manufacturing and marketing operations, are subject to extensive regulation by numerous governmental authorities in the United States and in other countries. At this time we do not have the required governmental approvals for commercial sale of most of our self-test products, including those licensed from third parties. We expect that some approvals will not be obtained for several years. The Food and Drug Administration and corresponding foreign regulatory authorities will review our pre-clinical and clinical trials to test the safety and efficacy of many of our products. This regulatory process can take many years and may require us to spend substantial amounts of money and other resources.

     The FDA and corresponding foreign regulatory authorities may interpret data obtained from pre-clinical and clinical activities in ways that could delay, limit or prevent regulatory approval or may reject approval based upon future, unknown changes to regulatory policies. Such delays may prevent us from marketing and selling these products.

     Moreover, even if regulatory approval of a product is granted, the FDA and foreign authorities may impose limitations on the indicated uses or methods of use for a product. This could limit the way in which we market such product.
Furthermore, even after granting approval, the FDA or other regulatory agencies may continue to review and inspect a marketed product, the manufacturer and its manufacturing facilities. If the FDA or the foreign authorities discover previously unknown problems with a product, manufacturer or facility, they may restrict or prohibit the sale of the product. If we fail to comply with the applicable regulatory requirements, the FDA or foreign authorities may impose fines, suspensions of regulatory approvals, product recalls, operating restrictions and criminal prosecution.

     Regulatory requirements in countries outside the United States can change rapidly with relatively short notice. It is possible that changes in such regulations may result in products being banned in certain countries, causing us to lose revenues and income. Foreign regulatory agencies could also introduce testing changes which, if not quickly addressed, could result in restrictions on sales of our products. Such changes are not uncommon as such regulatory authorities may react and respond to advances in basic research and the nature of certain infectious diseases and agents such as HIV, as some of these diseases are mutating viruses capable of producing new strains and subtypes.

Nutritional Supplements
-----------------------

     Federal agencies, including the FDA, the Federal Trade Commission and the Consumer Product Safety Commission, regulate the manufacturing, processing, formulation, packaging, labeling and advertising of nutritional supplements. Various agencies of the states, localities and foreign countries where we sell or may sell the nutritional supplement lines may also regulate our activities.

     The Dietary Supplement Health and Education Act of 1994 enacted on October 25, 1994, defines dietary supplements as a new category of food separate from conventional food. The FDA has finalized certain regulations to implement the Dietary Supplement Health and Education Act of 1994, including those relating to nutritional labeling requirements, but it has not finalized other regulations. Under the Dietary Supplement Health and Education Act of 1994, we are required to have different labeling for the nutritional supplement lines and, with respect to nutritional supplement products under development, we are subject to new notification procedures and scientific proof requirements regarding ingredients, product claims and safety. We cannot determine how, or if, these regulations will affect business in the future. If we do not comply with applicable FDA requirements, the FDA could impose sanctions and penalties, including warning letters, product recalls and seizures, injunctions or criminal prosecution. Although not yet final, we anticipate that the FDA will enact specific standards under the law to regulate the manufacturing of dietary supplements. The current proposal standards are similar to the current standards for food and we believe that the current manufacturing process of our nutritional supplement lines will be in compliance with the proposed standards for dietary supplements. However, we cannot be certain that the final standards for dietary supplements will not change in ways that require changes in the manufacture of the nutritional supplement lines.

LITIGATION

Abbott Laboratories, Inc. v. Selfcare, Inc. and Princeton
---------------------------------------------------------
BioMeditech Corporation
-----------------------

     On April 22, 1998, Abbott served process on us and Princeton BioMeditech Corporation, which manufactures certain products for us, in an action filed in the United States District Court for the District of Massachusetts, asserting patent infringement arising from our and Princeton BioMeditech's manufacture, use and sale of certain products. Abbott claims that such products are covered by one or more of two U.S. patents to which Abbott asserts that it is the exclusive licensee. Abbott claims that certain of our products relating to pregnancy detection and ovulation prediction infringe such patents. Abbott is seeking an order finding that Selfcare and Princeton BioMeditech infringe the patents, an order preliminarily and permanently enjoining us and Princeton BioMeditech from infringing, compensatory damages to be determined at trial, treble damages, costs, prejudgment and post-judgment interest on Abbott's compensatory damages, attorneys' fees, and a recall of all of our and Princeton BioMeditech's existing products found to infringe such patents. On August 5, 1998, the court denied Abbott's motion for a preliminary injunction. On October 23, 1998, we filed a motion to amend our counterclaim against Abbott, asserting that Abbott is infringing two U.S. patents which are owned by a joint venture between us and Princeton BioMeditech, and seeking a declaration that Abbott infringes the patents, permanent injunctive relief, money damages and attorneys' fees. On November 5, 1998, Abbott filed a counterclaim against us in the United States District Court for the Northern District of Illinois asserting the invalidity of these two patents and seeking a declaration of invalidity, non-infringement and unenforceability. We, along with our co-defendant, have moved in the Massachusetts action for summary judgment on our defense that the Abbott patents are invalid, and Abbott has cross-moved for summary judgment on the issue of infringement. The case is currently in the discovery stage. We intend to defend this litigation vigorously. A final ruling against us could have a material adverse effect on our business, financial condition and results of operations.

Abbott Laboratories, Inc. v. LifeScan, Inc. and Selfcare, Inc.
--------------------------------------------------------------

     In October 1998, Abbott commenced a lawsuit against us and LifeScan, Inc., a subsidiary of Johnson & Johnson, in the United States District Court for the District of Massachusetts. The complaint alleges that the disposable test strips used in the FastTakeTM blood glucose monitoring system supplied by one of our subsidiaries to LifeScan infringe a U.S. patent issued to Abbott on October 13, 1998. Abbott is seeking damages and an injunction against sales in the United States. Abbott is also seeking to enjoin LifeScan and Selfcare from the manufacture, use and sale of these blood glucose test strips in the United States during the pendency of the infringement litigation. On February 22, 1999, the court denied Abbott's motion for a preliminary injunction and stated that "...Abbott is unlikely to succeed on the merits of its claim of patent infringement..." Although a final ruling against us could have a material adverse impact on our business, financial condition and results of operations, based on a review of the Abbott claims by patent counsel and the aforementioned court ruling, we believe that the FastTakeTM test strips do not infringe the Abbott patent and that Abbott's claims will be proven to be without merit.

Cambridge Biotech Corporation and Cambridge Affiliate Corporation
-----------------------------------------------------------------
v. Ronald Zwanziger, Selfcare, Inc., Cambridge Diagnostics
---------------------------------------------------------
Ireland. Ltd., Trinity Biotech, plc and Pasteur Sanofi Diagnostics
------------------------------------------------------------------


     On January 22, 1999, Cambridge Biotech Corporation and Cambridge Affiliate Corporation filed suit in the Middlesex County Massachusetts Superior Court against us, our President, Ron Zwanziger, Cambridge Diagnostics Ireland, Ltd., Trinity Biotech plc and Pasteur Sanofi Diagnostics. The complaint alleges, among other things, that actions taken by Mr. Zwanziger as President of Cambridge Affiliate Corporation in connection with the sale by Cambridge Diagnostics Ireland, Ltd. of its diagnostics business to Trinity Biotec plc were not properly authorized and that, as a result of the actions, Cambridge Biotech Corporation may lose the benefit of valuable patent licenses from Pasteur Sanofi Diagnostics. Cambridge Biotech Corporation's requested relief is to have the Cambridge Affiliate Corporation/Trinity Biotech plc manufacturing and sales agreements declared null and void, to have the license between Pasteur Sanofi Diagnostics and Cambridge Biotech Corporation declared to be in full force, to recover damages allegedly caused by us and Mr. Zwanziger, and to recover damages due to Pasteur Sanofi Diagnostics' actions. Cambridge Biotech Corporation moved for a preliminary injunction, seeking to enjoin us, Cambridge Diagnostics Ireland, Ltd., Mr. Zwanziger, and Trinity Biotech plc from acting pursuant to the Cambridge Affiliate Corporation/Trinity Biotech plc agreements and to enjoin Pasteur Sanofi Diagnostics from terminating its license agreements with Cambridge Biotech Corporation. Following a hearing on January 25, 1999, the Court denied Cambridge Biotech Corporation's motion. Subsequently, all of the parties have agreed to voluntary, non-binding mediation of the dispute. We believe that Cambridge Biotech Corporation's complaint against us, Mr. Zwanziger, and Cambridge Diagnostics Ireland, Ltd. is without merit and we intend to defend the action vigorously if the mediation does not lead to a settlement. We do not believe that an adverse ruling against us would have a material adverse impact on our business, financial condition and results of operations.

RISKS RELATED TO THE YEAR 2000 ISSUE

     The statements in the following section include "Year 2000 readiness disclosure" within the meaning of the Year 2000
Information and Readiness Disclosure Act of 1998.

Background
----------

     The term "Year 2000 issue" is a general term used to describe various problems that may result from the improper processing by computer systems of dates after 1999. These problems arise from the inability of some hardware and software to distinguish dates before the year 2000 from dates in and after the year 2000. This could result in a system failure or miscalculations causing disruptions of operations. The Year 2000 issue affects virtually all companies and all organizations.

     Our efforts to address the Year 2000 issue are focused in the following areas:

     (1) reviewing and taking any necessary steps to attempt to correct our computer information systems, including software applications and hardware platforms;

     (2) evaluating and making any necessary modifications to other computer systems that do not relate to information technology but include embedded technology, such as telecommunications, security, fire and safety systems; and

     (3) communicating with certain significant customers, suppliers and service providers to determine whether there will be any interruption in their systems that could affect us.

Our State of Readiness
----------------------

     We have developed a four-phase plan to address the Year 2000 issues. The four phases are: (1) awareness, (2) assessment, (3) remediation, and (4) testing.

Awareness
---------

     We have made the relevant employees aware of the Year 2000 issue and collected information from such employees regarding systems that might be affected. We have established a project team to lead our efforts, and management will oversee the progress with respect to the implementation of the Year 2000 Plan. In addition, the Year 2000 Plan will be subject to the review of the Board of Directors.

Assessment
----------

     We have substantially completed an assessment of our standard computer information systems and we are now taking the further necessary steps to make our core computer information systems, in those situations in which we are required to do so, Year 2000 compliant. We are in the process of obtaining written verification from vendors to the effect that our other standard computer information systems acquired from such vendors correctly distinguish dates before the year 2000 from dates in and after the year 2000. We expect that most vendors will provide us with such verifications, or commitments to provide solutions, by May 31, 1999.

     In addition, we are currently evaluating and assessing our other computer systems that do not relate to information technology but include embedded technology, such as telecommunications, security, fire and safety systems, and expect that our assessment will be completed by May 31, 1999. We are aware that such systems contain embedded chips that are difficult to identify and test and may require complete replacement because they cannot be repaired.

     We are seeking written verification from our significant customers, suppliers, and service providers that they will be Year 2000 compliant by no later than May 31, 1999. We do not believe that there is a significant risk related to the failure of vendors or third-party service providers to prepare for the Year 2000. However, the costs and timing of third-party Year 2000 compliance is not within our control and we cannot be certain of the cost or timing of such efforts or the potential effects of any failure of our customers, suppliers or service providers to comply.

Remediation
-----------

     Our primary use of software systems is in our accounting and electronic data interface software. We also use programmable logic controls in manufacturing operations at our facility in Inverness, Scotland. We have received written verification from our vendor of the accounting software used in our corporate office that the software is Year 2000 compliant. We expect an upgrade for our electronic data interface software that has been designed to be Year 2000 compliant by May 31, 1999. The programmatic logic controls are in the process of being tested for Year 2000 compliance.

Testing
-------

     To attempt to confirm that our computer systems are Year 2000 compliant, we expect to perform limited testing of our computer information systems and our other computer systems that do not relate to information technology but include embedded technology. Unless Year 2000 issues arise in the course of our limited testing, we will rely on the written verification, when and if received, from each vendor of our computer systems that the relevant system is Year 2000 compliant. Nevertheless, we cannot be certain that the computer systems on which we rely will correctly distinguish dates before the year 2000 from dates in and after the year 2000. Any failure to distinguish the dates could have an adverse effect on our operations. Testing of some systems is in process and we currently expect that our testing will be complete by May 31, 1999. We have tested the software in the FastTakeTM blood glucose monitoring system and believe that it is Year 2000 compliant.

Costs to Address Our Year 2000 Issues
-------------------------------------

     We anticipate that the primary cost of Year 2000 compliance will be the cost of testing. Because our Year 2000 assessment is ongoing and additional funds may be required as a result of future findings, we are not currently able to estimate the final aggregate cost of addressing the Year 2000 issue. While these efforts will involve additional costs, we believe, based on available information, that these costs will not have a material adverse effect on our business, financial condition or results of operations. We expect to fund the costs of addressing the Year 2000 issue from cash flows resulting from operations and additional capital, either through borrowing and/or issuance of debt or equity securities. While we believe that we will be Year 2000 compliant by December 31, 1999, if these efforts are not completed on time, or if the costs associated with updating or replacing our computer systems exceed our estimates, the Year 2000 issue could have a material adverse effect on our business, financial condition and results of operations.

Risks Presented by Year 2000 Issues
-----------------------------------

     We are still in the process of evaluating potential disruptions or complications that might result from Year 2000 related problems; however, at this time we have not identified any specific business functions that we know will suffer material disruption as a result of Year 2000 related events. It is possible, however, that we may identify business functions in the future that are specifically at risk of Year 2000 disruption.
The absence of any such determination at this point represents only our current status of evaluating potential Year 2000 related problems. This should not be construed to mean that there is no risk of Year 2000 related problems and facts presently known to us, and should not be construed to mean that there is no risk of Year 2000 related disruption. Moreover, due to the unique and pervasive nature of the Year 2000 issue, it is impracticable to anticipate each of the wide variety of Year 2000 events, particularly outside of Selfcare, that might arise in a worst case scenario and which might have a material adverse effect on our business, financial condition and results of operations.

Our Contingency Plans
---------------------

     We intend to develop contingency plans for significant business risks that might result from Year 2000 related events, if necessary. Because we have not identified any specific business function that will be materially at risk of significant Year 2000 related disruptions, and because a full assessment of the risk from potential Year 2000 failures is still in process, we have not yet developed detailed contingency plans specific to Year 2000 problems. Development of these contingency plans is currently scheduled to occur before May 31, 1999, and as otherwise appropriate.

     The preceding "Year 2000 Readiness Disclosure" contains various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our beliefs or expectations regarding future events. All forward-looking statements involve a number of risks and uncertainties that could cause the actual results to differ materially from the projected results. Factors that may cause these differences include, but are not limited to:

          the availability of qualified personnel and other information technology resources;

          the ability to identify and remediate all date sensitive lines of computer code or to replace embedded computer chips in affected systems or equipment; and

          the actions of governmental agencies or other third parties with respect to Year 2000 problems.

RISKS RELATED TO THE CONVERSION TO THE EURO

     On January 1, 1999, eleven of the fifteen member countries of the European Union established fixed conversion rates between their sovereign currencies and the Euro and adopted the Euro as their common legal currency. As a result, the Euro now trades on currency exchanges and is available for non-cash transactions. The participating countries have issued sovereign debt exclusively in Euro, and redenominated outstanding debt. Beginning January 1, 2002, the participating countries will issue new Euro-denominated bills and coins for use in cash transactions and will withdraw all bills and coins denominated in their sovereign currencies by July 1, 2002, making the conversion to the Euro complete.

     Certain of our European subsidiaries may need to adapt their information technology systems to accommodate Euro-denominated transactions, even if they are not located in countries which are members of the European Union. In addition, it is likely that there will be a greater transparency of pricing in the participating countries, making Europe a more competitive environment. Our European subsidiaries may need to respond by adjusting their business and financial strategies. The effect of any such adaptations or adjustments has not been quantified at this time. However, we do not believe that the consequences of the Euro conversion will have a material effect on us, although no assurances can be given that it will not.

     We have manufacturing facilities in Galway, Ireland; Yavne, Israel; and Inverness, Scotland, and sales and marketing offices in Germany and Belgium, and we market our products in several international markets.

LIMITED OPERATING HISTORY; HISTORY OF OPERATING LOSSES AND
ACCUMULATED DEFICIT; UNCERTAIN PROFITABILITY

     We have not had significant profits since we began operations. As of September 30, 1998, our accumulated deficit totaled approximately $75.5 million. For the nine months ended September 30, 1998, we had revenues of approximately $89.0 million and a net loss of approximately $5.3 million. In order to continue developing products, we must expend substantial resources to conduct research and pre-clinical and clinical development programs, to establish manufacturing facilities, sales and marketing capabilities, and to establish additional quality control and regulatory and administrative capabilities. We may lose substantial and, perhaps, increasing amounts of money, over the next several years as our product programs expand and various clinical trials commence. We do not know when, or if, we will make money because our profitability depends on a number of uncertainties.

FLUCTUATIONS IN RESULTS OF OPERATIONS; VOLATILITY OF SHARE PRICE

     Our annual and quarterly operating results may fluctuate due to factors such as:

          the timing of new product announcements and introductions by us and our competitors;

          market acceptance of new or enhanced versions of our products;

          changes in manufacturing costs or other expenses;

          competitive pricing pressures;
          the gain or loss of significant distribution outlets or customers;

          increased research and development expenses; or

          general economic conditions.

In addition, it is possible that in some future periods the results of our operations will be below the expectations of the public market. In any such event, the market price of the common stock could be materially and adversely affected. Furthermore, the stock market may experience significant price and volume fluctuations which may affect the market price of the common stock for reasons unrelated to our operating performance. The market price of the common stock may be highly volatile and may be affected by such factors as:

          our quarterly operating results;

          changes in general conditions in the economy, the financial markets, or the health care industry;

          government regulation in the health care industry;

          changes in other areas such as tax laws;

          sales of substantial amounts of common stock or the perception that such sales could occur, including as a result of the conversion or potential conversion of convertible securities issued by us; or

          other developments affecting us or our competitors.

CONTROL BY CERTAIN STOCKHOLDERS

     Our executive officers and directors owned as of February 1, 1999, approximately 17.7% of the outstanding shares of common stock. Accordingly, these persons may have the ability to control Selfcare's Board of Directors, and, therefore, our business, policies and affairs.

ANTI-TAKEOVER EFFECT OF CERTIFICATE OF INCORPORATION AND BY-LAW
PROVISIONS AND DELAWARE LAW

     Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws contain certain provisions relating to corporate governance and the rights of stockholders. These provisions may be deemed to have a potential "anti-takeover" effect since such provisions may delay, defer or prevent a change in control of Selfcare. These provisions make more difficult, and may in fact discourage, a proxy contest to change control of Selfcare and therefore may in turn have an adverse affect on our stock price.

EFFECT OF ISSUANCE OF PREFERRED STOCK

     Our Board of Directors is currently authorized to issue up to 4,893,500 shares of preferred stock in the future without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as they may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. In addition, if Selfcare were to sell additional shares of preferred stock, it could become more difficult for a third party to acquire control of, or make acquisition bids for, Selfcare. This, in turn, could affect the price of the shares of our common stock.

EFFECT OF CONVERSIONS OF CONVERTIBLE PREFERRED STOCK AND SENIOR
SUBORDINATED CONVERTIBLE NOTES

     We have authorized shares of Series A Convertible Preferred Stock, par value $.001 per share, Series B Convertible Preferred Stock, par value $.001 per share, Series C Convertible Preferred Stock, par value $.001 per share, Series D Convertible Preferred Stock, par value $.001 per share, and Series E Convertible Preferred Stock, par value $.001 per share. We have outstanding 4,720 shares of Series B Convertible Preferred Stock, 56,845 shares of Series C Convertible Preferred Stock, 3,030 shares of Series D Convertible Preferred Stock and 14,170 shares of Series E Convertible Preferred Stock.

     Our Series B Convertible Preferred Stock and our Senior Subordinated Convertible Notes issued October 27, 1997, as amended January 11, 1999, contain variable conversion ratio provisions. The terms of the Series B Convertible Preferred Stock and, in the event of certain defaults thereunder, the Senior Subordinated Convertible Notes provide that, subject to certain limitations, as the price of our common stock declines the number of shares of common stock into which the holders may convert such securities increases. Accordingly, if our stock price falls the result may be that the holders of the convertible securities with variable conversion ratios can convert such securities for a greater number of shares of our common stock than previously obtainable by such holder, thereby resulting in an increase in the potential dilution to all existing common stock holders.

DIVIDENDS

     We have never paid any dividends to holders of shares of common stock. We were prohibited under the terms of our charter from paying dividends on the common stock prior to the first anniversary of the date of issuance of the Series B Convertible Preferred Stock (August 26, 1998). Currently, we are not generating a significant profit from operations and we expect that we will retain earnings, if any, to finance our operations. Thus, we do not expect to pay dividends to holders of shares of common stock in the foreseeable future. Holders of shares of Series B Convertible Preferred Stock are not entitled to receive dividends.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

     Statements made in this document include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Also, documents we subsequently file with the Commission and incorporate by reference will contain forward-looking statements. These statements include, among other things, statements regarding our intent, belief or expectations and those of our directors and officers with respect to:

          our ability to develop new products and integrate new product lines;

          our ability to manage growth;

          our ability to successfully market new products in general;

          our ability to obtain debt and equity financing;

          our ability to successfully prosecute and defend litigation;

          general economic conditions; and

          trends affecting our business, financial condition or results of operations.

     We caution you that, while forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance and involve known and unknown risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of factors outside of our control. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ITEM 7.  EXHIBITS

          Exhibits
          --------

          4.1  Agreement to Amend Terms of Series B Convertible
               Preferred Stock dated January 22, 1999 by and among Selfcare, Inc., Marshall Capital Management, Inc.,
               C.C. Investments LDC and Capital Ventures International.

          99.1 Press Release issued January 13, 1999 filed as
               Exhibit 99.1 to Form 8-K filed January 20, 1999.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 1999          SELFCARE, INC.


                              /s/ Kenneth D. Legg
                              -----------------------------
                              Kenneth D. Legg
                              Vice President, U.S. Operations and
                              Secretary